FIRST AMENDMENT

TO THE

UNDERWRITING AGREEMENT

This First Amendment to the Underwriting Agreement (this "First Amendment") is entered into as of December 31, 2006, by and between ThomasLloyd Funds, a Massachusetts business trust (the "Trust"), and ThomasLloyd Capital LLC, a Delaware limited liability company (the "Underwriter").  This First Amendment shall amend, in accordance with the terms hereof, that certain Underwriting Agreement, dated as of August 16, 1999, by and between PROACTIVE ASSET ALLOCATION Funds and PROACTIVE Financial Services, Inc (the "Underwriting Agreement").

WHEREAS, the parties to the Underwriting Agreement, namely PROACTIVE ASSET ALLOCATION Funds and PROACTIVE Financial Services, Inc., have changed their names to ThomasLloyd Funds and ThomasLloyd Capital LLC, respectively; and

WHEREAS, the fund to which the Underwriting Agreement applies, namely the OPTI-flex® DYNAMIC Fund, has changed its name to the ThomasLloyd OPTI-flex® Fund (the "OPTI-flex Fund"); and

WHEREAS, an additional fund, namely the ThomasLloyd Long-Short Equity Fund (the "Long-Short Fund"), has been added as a series of the Trust;

NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

1.

Change in Name of the Trust.  All references in the Underwriting Agreement to PROACTIVE ASSET ALLOCATION Funds are hereby changed to ThomasLloyd Funds.

2.

Change in Name of the Underwriter.  All references in the Underwriting Agreement to PROACTIVE Financial Services, Inc. are hereby changed to ThomasLloyd Capital LLC

3.

Change in Name of the OPTI-flex Fund.  All references in the Underwriting Agreement to the OPTI-flex® DYNAMIC Fund are hereby changed to the ThomasLloyd OPTI-flex® Fund.

4.

Addition of the Long-Short Fund.  The Underwriting Agreement is hereby amended to apply to each of the following series of the Trust:  (a) the ThomasLloyd OPTI-flex® Fund; and (b) the ThomasLloyd Long-Short Equity Fund.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Trust and the Underwriter have each caused this First Amendment to be signed in duplicate, as of the date and year first above written.

TRUST:

ThomasLloyd Funds,

a Massachusetts business trust

By:

/s/ Charles M. White

Name:  Charles M. White

Title:

Chairman

UNDERWRITER:

ThomasLloyd Capital LLC,

a Delaware limited liability company

By:

/s/ Salvatore Capizzi

Name:

Salvatore Capizzi

Title:

President

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